UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025 (February 25, 2025)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-4034

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Succession of Chief Merchandising Officer

As previously announced, Carl N. Scibetta will be retiring as the Senior Executive Vice President – Chief Merchandising Officer of Shoe Carnival, Inc. (the “Company”) after over 50 years in the retail industry and over a decade of dedicated service to the Company. On February 25, 2025, Mr. Scibetta notified the Company that his retirement will occur on April 4, 2025. The Company greatly appreciates Mr. Scibetta’ s years of service to Shoe Carnival.

Effective on April 6, 2025, Tanya E. Gordon will succeed Mr. Scibetta as the Company’s Executive Vice President – Chief Merchandising Officer. Ms. Gordon, age 60, has served as the Company’s Senior Vice President – General Merchandising Manager since March 2021. From March 2020 to March 2021, Ms. Gordon served as the Company’s Vice President- General Merchandising Manager and from March 2014 to March 2020, Ms. Gordon served as the Company’s Vice President- Divisional Merchandising Manager. In these roles of increasing responsibility, Ms. Gordon was primarily responsible for the Company’s women’s, children’s and accessory merchandise. Prior to joining the Company, Ms. Gordon gained merchandising experience at Kohl’s and Parisian, among others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: February 26, 2025	By:	/s/ Patrick C. Edwards
Patrick C. Edwards
Senior Vice President
Chief Financial Officer, Treasurer & Secretary